Exhibit 10.3

EXECUTION COPY

GUARANTY, dated as of March 2, 2007, made by FIRSTENERGY CORP., an Ohio corporation (the “Guarantor”), in favor of the Lender (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENT

FirstEnergy Solutions Corp., an Ohio corporation (the “Borrower”), is party to a Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined), with the Lender. The Guarantor shall receive, directly or indirectly, all of the proceeds of the Loan under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. After the date hereof, the Borrower shall be required to meet the debt to capitalization ratio financial covenant described in Section 5.02 of the Credit Agreement only at such time as this Guaranty shall no longer be in effect in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make the Loan for the account of the Borrower, the Guarantor hereby agrees as follows:

SECTION 1. Guaranty; Limitation of Liability.

The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of the Applicable Percentage (as defined below) of all payment, performance and other obligations of the Borrower now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, reimbursement obligations, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, including, without limitation, (i) the obligation of the Borrower to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document and (ii) any liability of the Borrower on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Lender in enforcing any rights under this Guaranty or any other Loan Document. As used herein, “Applicable Percentage” shall mean (i) 100%, at any time that the Borrower has a Borrower’s Rating of less than BBB- by S&P and Baa3 by Moody’s and (ii) 0%, at any time that the Borrower has a Borrower’s Rating of at least BBB- by S&P and Baa3 by Moody’s.

The Guarantor, and by its acceptance of this Guaranty, the Lender hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations. To effectuate the foregoing intention, the Lender and the Guarantor hereby irrevocably agree that the Guaranteed Obligations at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

SECTION 2. Guaranty Absolute.

The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations the Borrower under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower;

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of the Borrower or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

(f) any failure of the Lender to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower now or hereafter known to the Lender (the Guarantor waiving any duty on the part of the Lender to disclose such information);

(g) the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Guarantor, the Borrower or otherwise, all as though such payment had not been made.

SECTION 3. Waivers and Acknowledgments.

(a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations.

(d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Lender to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries now or hereafter known by the Lender.

(e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the Loan and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

SECTION 4. Subrogation.

The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be received and held in trust for the benefit of the Lender, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Lender of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, the Lender will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

SECTION 5. Payments Free and Clear of Taxes, Etc.

(a) Any and all payments made by the Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.10 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to the Lender, (i) the sum payable by the Guarantor shall be increased as may be necessary so that after the Guarantor has made all required deductions (including deductions applicable to additional sums payable under this Section 5), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make all such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of the Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

The Guarantor agrees to indemnify the Lender for and hold it harmless against the full amount of Taxes and Other Taxes, (including, without limitation, any Taxes or Other Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5) imposed on or paid by the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

From time to time thereafter if requested by the Guarantor or the Administrative Agent, any other lender under the Credit Agreement following an assignment of all or any portion of the Loan to an Eligible Assignee, pursuant to Section 7.07 of the Credit Agreement, which other lender is organized under the laws of a jurisdiction outside the United States shall provide the Lender and the Guarantor with the forms prescribed by the Internal Revenue Service of the United States certifying that such Person is exempt from United States withholding taxes with respect to all payments to be made to such Person hereunder. If for any reason during the term of this Guaranty, any Person becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Person shall promptly notify the Guarantor in writing to that effect. Unless the Guarantor has received forms or other documents satisfactory to it indicating that payments hereunder are not subject to United States withholding tax, the Guarantor shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Person organized under the laws of a jurisdiction outside the United States.

Any Person claiming any additional amounts payable pursuant to this Section 5 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Person, be otherwise disadvantageous to such Person.

Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full or termination of the Guaranteed Obligations.

SECTION 6. Representations and Warranties.

The Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to the Guarantor and the Guarantor hereby further represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(b) The Guarantor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and the Guarantor has established adequate means of obtaining from the Borrower on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Borrower.

SECTION 7. Covenants.

The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, the Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Guarantor has agreed to cause the Borrower or such Subsidiaries to perform or observe.

SECTION 8. Amendments, Guaranty Supplements, Etc.

No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9. Notices, Etc.

All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or cable communication) and mailed, telegraphed, telecopied, cabled or delivered to it, if to the Guarantor, addressed to it at the Borrower’s address specified in Section 7.02 of the Credit Agreement, and if to the Lender at its address specified in Section 7.02 of the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or cabled, be effective when deposited in the mails, delivered to the telegraph company, telecopied or delivered to the cable company, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.

SECTION 10. No Waiver, Remedies.

No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11. Right of Set-off.

Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excluding, however, any payroll accounts maintained by the Guarantor with the Lender if and to the extent that the Lender shall have expressly waived its set-off rights in writing in respect of such payroll account) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether the Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations may be unmatured. The Lender agrees promptly to notify the Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

SECTION 12. Indemnification.

(a)  Without limitation on any other Guaranteed Obligations of the Guarantor or remedies of the Lender under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Lender and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

(b) The Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Guarantor or any of its respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and the Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages in connection with, arising out of, or otherwise relating to this Guaranty, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loan.

(c) Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of the Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

SECTION 13. Subordination.

If either (i) any Unmatured Default shall have occurred and be continuing or (ii) an Event of Default shall have occurred and be continuing, the Guarantor agrees to subordinate any and all debts, liabilities and other obligations owed to the Guarantor by the Borrower (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

(a) Prohibited Payments, Etc. Except during the continuance of an Unmatured Default or an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Borrower), the Guarantor may receive regularly scheduled payments from the Borrower on account of the Subordinated Obligations. After the occurrence and during the continuance of any Unmatured Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Borrower), however, unless the Lender otherwise agrees, the Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to the Borrower, the Guarantor agrees that the Lender shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before the Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Unmatured Default or any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Borrower), the Guarantor shall, if the Lender so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender and deliver such payments to the Lender on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

(d) Lender Authorization. After the occurrence and during the continuance of any Unmatured Default or any Event of Default, the Lender is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Lender for application to the Guaranteed Obligations (including any and all Post Petition Interest).

SECTION 14. Continuing Guaranty; Assignments under the Credit Agreement.

This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender and its successors, transferees and permitted assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of the Loan owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise, in each case as and to the extent provided in Section 7.07 of the Credit Agreement. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

SECTION 15. Execution in Counterparts.

This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

SECTION 16. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) To the fullest extent permitted by law, the Guarantor hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, and (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, in such Federal court. The Guarantor agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court. The Guarantor also, irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such action or proceeding by the mailing of certified mail of copies of such process to the Guarantor at its address specified in Section 9.

(d) THE GUARANTOR AND THE LENDER HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

FIRSTENERGY CORP.

By:	_____________________________
Name:
Title: